                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                     UBS AG
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

              Switzerland                                               98-0186363
------------------------------------------                --------------------------------------
 (State of Incorporation or Organization)                  (I.R.S. Employer Identification no.)

      Bahnhofstrasse 45, Zurich and
         Aeschenvorstadt 1, Basel
------------------------------------------                --------------------------------------
 (Address of Principal Executive Offices)                               (Zip Code)

   If this form relates to the             If this form relates to the
   registration of a class of              registration of a class of
   securities pursuant to Section          securities pursuant to Section
   12(b) of the Exchange Act and is        12(g) of the Exchange Act and is
   effective pursuant to General           effective pursuant to General
   Instruction A.(c), please check the     Instruction A.(d), please check the
   following box: [X]                      following box: [ ]

Securities Act registration statement file
number to which this form relates:                        333-46930
                                                      -----------------
                                                       (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                        Name of Each Exchange on Which
      To be so Registered                        Each Class is to be Registered
---------------------------------                -------------------------------
Principal Protected Notes due                        American Stock Exchange
February [ ], 2008 (Linked to the
performance of the Dow Jones
Industrial Average(SM))
---------------------------------                -------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Preliminary Prospectus Supplement filed with the Commission on January 3, 2003 under Rule 424(b)(2) and in the Prospectus dated May 17, 2001 under "Description of Notes We May Offer" pursuant to an effective Registration Statement on Form F-3 (File No. 333-46930) filed with the Commission on May 15, 2001, under the Securities Act of 1933, as amended (the "F-3 Registration Statement"), as Post-Effective Amendment No. 3 to the Company's Registration Statement on Form F-1 filed with the Commission on September 29, 2000, as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on March 23, 2001 and Post-Effective Amendment No. 2 thereto filed with the Commission on March 29, 2001.

ITEM 2.     EXHIBITS.

            1. Form of Indenture between the Company and U.S. Bank Trust National Association, as Trustee (included as Exhibit 4.1 to the F-1 Registration Statement)

            2. Form of Principal Protected Note due February [ ], 2008 (Linked to the performance of the Dow Jones Industrial Average(SM))

                                   SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  UBS AG
                                                      (Registrant)


Date: January 23, 2003                            By: /s/ Jeffrey Sparks
                                                      --------------------------
                                                      Jeffrey Sparks
                                                      Managing Director



                                                  By: /s/ Michael Mahaffy
                                                      --------------------------
                                                      Michael Mahaffy
                                                      Managing Director